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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8, relating to the registration of 6,255,038 shares of Premier Parks, Inc. Common Stock, and to the incorporation by reference therein of our report, dated February 14, 1998, with respect to the financial statements of Six Flags Entertainment Corporation included in the Registration Statement (Form S-3 No. 333-46167) of Premier Parks Inc.

                                          Ernst & Young LLP

New York, New York
July 10, 1998